As filed with the Securities and Exchange Commission on May 28, 2021
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MERITAGE HOMES CORPORATION
Co-registrants are listed on the following page
(Exact name of registrant as specified in its charter)

Maryland	86-0611231
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8800 E. Raintree Drive, Suite 300
Scottsdale, Arizona 85260
(480) 515-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Hilla Sferruzza
Executive Vice President, Chief Financial Officer and Assistant Secretary
8800 East Raintree Drive, Suite 300
Scottsdale, Arizona 85260
(480) 515-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, Arizona 85004-2202
(602) 382-6316
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act:

Large accelerated filer    ☒    Accelerated filer    ☐
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)    Smaller reporting company    ☐
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(2)	(2)	(2)	(2)
Guarantees of Debt Securities(3)	(2)	(2)	(2)	(2)
Common Stock, $0.01 par value per share	(2)	(2)	(2)	(2)
Preferred Stock, $0.01 par value per share	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)
Depositary Shares(4)	(2)	(2)	(2)	(2)
Rights	(2)	(2)	(2)	(2)
Stock Purchase Contracts	(2)	(2)	(2)	(2)
Stock Purchase Units	(2)	(2)	(2)	(2)
(1)    Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)    Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Also includes such indeterminate principal amount or number of debt securities, shares of common stock, preferred stock, warrants or depositary shares that may be issued upon conversion, exchange or exercise of the securities offered hereby, for which the registrant may or may not receive additional separate consideration. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of the entire registration fee.
(3)    The guarantees are expected to be the full and unconditional, joint and several guarantee of Meritage Homes Corporation’s obligations under its debt securities by one or more of its direct and indirect wholly owned subsidiaries listed as co-registrants on the following page. No separate consideration will be received for the guarantees of debt securities. In accordance with Rule 457(n) under the Securities Act, no separate fee is required for the registration of guarantees.
(4)    Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

Table of Co-Registrants

The following direct and indirect 100% owned subsidiaries of Meritage Homes Corporation may issue the debt securities and/or guarantee the debt securities and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, of each co-registrant is 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260, (480) 515-8100.

Name of Each Co-Registrant as Specified in Its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Meritage Paseo Crossing, LLC	Arizona	86-1006497
Meritage Paseo Construction, LLC	Arizona	86-0863537
Meritage Homes of Arizona, Inc.	Arizona	86-1028848
Meritage Homes Construction, Inc.	Arizona	86-1028847
Meritage Homes of California, Inc.	California	86-0917765
Meritage Homes of Nevada, Inc.	Arizona	43-1976353
Meritage Holdings, L.L.C.	Texas	42-1732552
Meritage Homes of Texas Holding, Inc.	Arizona	86-0875147
Meritage Homes of Texas Joint Venture Holding Company, LLC	Texas	75-2771799
Meritage Homes of Texas, LLC	Arizona	65-1308131
Meritage Homes Operating Company, LLC	Arizona	65-1308133
MTH-Cavalier, LLC	Arizona	86-0863537
MTH Golf, LLC	Arizona	56-2379206
Meritage Homes of Colorado, Inc.	Arizona	20-1091787
Meritage Homes of Florida, Inc.	Florida	59-1107583
California Urban Homes, LLC	California	20-2707345
WW Project Seller, LLC	Arizona	86-1006497
Meritage Homes of the Carolinas, Inc.	Arizona	27-5411983
Carefree Title Agency, Inc.	Texas	45-3742536
M&M Fort Myers Holdings, LLC	Delaware	26-3996740
Meritage Homes of Florida Realty LLC	Florida	59-1107583
Meritage Homes of Georgia Realty, LLC	Arizona	47-1171110
Meritage Homes of Georgia, Inc.	Arizona	47-1171110
Meritage Homes of South Carolina, Inc.	Arizona	46-5709345
Meritage Homes of Tennessee, Inc.	Arizona	46-3409691
MLC Holdings, Inc. dba MLC Land Holdings, Inc.	Arizona	47-1967950
MTH GA Realty LLC	Arizona	47-1171110
MTH Realty LLC	Arizona	86-1006497
MTH SC Realty LLC	Arizona	46-5709345
MTH Financial Holdings, Inc.	Arizona	83-0631642
Meritage Homes Insurance Agency, Inc.	Arizona	84-1853295
Meritage Services Company, Inc.	Arizona	85-3650648
Meritage Homes of Utah, Inc.	Arizona	85-3059335
(1)    Each Co-Registrant guarantor subsidiary is wholly owned directly or indirectly by Meritage Homes Corporation. The guarantees are expected to be full and unconditional and joint and several. In the event that a guarantor sells or disposes of all or substantially all of such guarantor’s assets, or in the event that we sell or dispose of all of the equity interests in a guarantor, by way of merger, consolidation or otherwise, in each case in accordance with the terms and conditions set forth in the applicable indenture, then such guarantor will be released and relieved of any obligations under its note guarantee.

PROSPECTUS

Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Rights
Stock Purchase Contracts
Stock Purchase Units
__________________________

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus at the time we offer or sell any of these securities. You should read this prospectus and any supplement to this prospectus carefully before you invest in these securities. The prospectus supplement may also supplement or update information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “MTH.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus, our Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission and the applicable prospectus supplement for a discussion of certain factors that should be considered in evaluating an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2021.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.
We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this prospectus or incorporated herein constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In general, “forward-looking statements” can be identified by use of words such as “expect,” “believe,” “estimate,” “project,” “forecast,” “anticipate,” “plan,” “intend,” “may,” “will,” “could,” and “should” and similar expressions.

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Our past performance or past or present economic conditions in our housing markets are not indicative of future performance or conditions. Due to these inherent uncertainties, current or potential investors in our securities are urged not to place undue reliance on forward-looking statements. In addition, we undertake no obligation to update or revise forward- looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time. As a result of these and other factors, the prices of our securities may fluctuate dramatically.

Important factors that could cause actual results to differ materially from those in forward-looking statements, and that could negatively affect our business include, but are not limited to, the following: changes in interest rates and the availability and pricing of residential mortgages; inflation in the cost of materials used to develop communities and construct homes; our ability to obtain performance and surety bonds in connection with our development work; the ability of our potential buyers to sell their existing homes; legislation related to tariffs; the adverse effect of slow absorption rates; impairments of our real estate inventory; cancellation rates; competition; home warranty and construction defect claims; failures in health and safety performance; fluctuations in quarterly operating results; our level of indebtedness; our ability to obtain financing if our credit ratings are downgraded; our potential exposure to and impacts from natural disasters or severe weather conditions; the availability and cost of finished lots and undeveloped land; the success of our strategy to offer and market entry-level and first move-up homes; a change to the feasibility of projects under option or contract that could result in the write-down or write-off of earnest or option deposits; our limited geographic diversification; the replication of our energy-efficient technologies by our competitors; shortages in the availability and cost of subcontract labor; our exposure to information technology failures and security breaches and the impact thereof; the loss of key personnel; changes in tax laws that adversely impact us or our homebuyers; our inability to prevail on contested tax positions; failure to comply with laws and regulations; our compliance with government regulations; negative publicity that affects our reputation; disruptions to our business by COVID-19, fear of a similar event, and measures that federal, state and local governments and/or health authorities implement to address it; and other factors identified in documents filed by the company with the Securities and Exchange Commission (the “SEC”), including those set forth in our Form 10-K for the year ended December 31, 2020 under the caption “Risk Factors,” which can be found on our website.

ABOUT THIS PROSPECTUS

Types of Securities
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings.

The types of securities that we may offer and sell from time to time by this prospectus are:
•    debt securities of Meritage Homes Corporation, which may include full and unconditional, joint and several guarantees of the debt securities by certain of our direct and indirect subsidiaries;
•    common stock of Meritage Homes Corporation;
•    preferred stock of Meritage Homes Corporation;
•    warrants to purchase common stock, preferred stock or debt securities of Meritage Homes Corporation;
•    depositary shares of Meritage Homes Corporation;
•    rights to purchase common stock of Meritage Homes Corporation or other securities being registered;
•    stock purchase contracts issued by Meritage Homes Corporation;
•    stock purchase units issued by Meritage Homes Corporation; and
•    units consisting of any of the above securities.

This prospectus provides a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information
We will describe in a prospectus supplement or supplements, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement we will include the following information:
•    the type and amount of securities that we propose to sell;
•    the initial public offering price of the securities;
•    the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•    the compensation, if any, of those underwriters, agents or dealers;
•    if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;
•    material United States federal income tax considerations applicable to the securities;
•    any material risk factors associated with the securities; and
•    any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or supplements may also add, update or change the information contained in the prospectus.

Unless otherwise indicated in this prospectus, the terms “Meritage,” “Meritage Homes,” the “Company,” “we,” “our” and “us” refer to Meritage Homes Corporation and its subsidiaries and predecessors as a combined entity.

MERITAGE HOMES CORPORATION

Meritage Homes is a leading designer and builder of single-family homes. We primarily build in historically high-growth regions of the United States and offer a variety of homes that are designed for entry-level and first move-up buyers. We have homebuilding operations in three regions: West, Central and East, which are comprised of nine states: Arizona, California, Colorado, Texas, Florida, Georgia, North Carolina, South Carolina and Tennessee. We also operate a financial services reporting segment. In this segment, we offer title and escrow, mortgage, and insurance services. Carefree Title Agency, Inc. (“Carefree Title”), our wholly-owned title company, provides title insurance and closing/settlement services to our homebuyers. Managing our own title operations allows us greater control over the entire escrow and closing cycles in addition to generating additional revenue. Meritage Homes Insurance Agency, Inc. (“Meritage Insurance”), our wholly-owned insurance broker, works in collaboration with insurance companies nationwide to offer homeowners insurance and other insurance products to our homebuyers. Our financial services operations also provide mortgage loans to our homebuyers indirectly through an unconsolidated joint venture.

Our homebuilding and marketing activities are conducted under the name of Meritage Homes in each of our homebuilding markets. At March 31, 2021, we were actively selling homes in 203 communities, with base prices ranging from approximately $203,000 to $931,000.

We commenced our homebuilding operations in 1985 through our predecessor company known as Monterey Homes. Meritage Homes Corporation was incorporated in the state of Maryland in 1988 under the name of Homeplex Mortgage Investments Corporation and merged with Monterey Homes in 1996, at which time our name was changed to Monterey Homes Corporation and later ultimately to Meritage Homes Corporation. Since that time, we have engaged in homebuilding and related activities and ceased to operate as a real estate investment trust. Meritage Homes Corporation operates as a holding company and has no independent assets or operations. Its homebuilding construction, development and sales activities are conducted through its subsidiaries.

Our principal executive office is located at 8800 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260. Our telephone number is (480) 515-8100.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include providing additional working capital, the development of new residential properties, the repayment of existing debt, land acquisitions and possible acquisitions of other homebuilders. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any subsequent updates to those risk factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture between us and Regions Bank, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. The indenture is governed by the Trust Indenture Act. We have summarized select portions of the indenture below. This summary is not complete. The indenture has been filed as an exhibit to the registration statement and we urge you to read the indenture. Capitalized terms used in the summary have the meaning specified in the indenture.

When we refer to “we,” “our,” “us,” the “Company” and “Meritage” in this section, we mean Meritage Homes Corporation unless the context otherwise requires or as otherwise expressly stated.

General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of Meritage Homes Corporation and will rank equally with all of its other unsecured and unsubordinated indebtedness. Meritage Homes Corporation’s payment obligations under any series of debt securities may be guaranteed by one or more co-registrants.

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
•    the title of the debt securities, whether the debt securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof;
•    the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•    the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;
•    the date or dates on which we will pay the principal on the debt securities and the amount of principal that will be payable;
•    the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;
•    the form and terms of any guarantee, including the terms of subordination, if any, of any debt securities;
•    any depositories, interest rate calculation agents or other agents with respect to the debt securities;
•    the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;
•    the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global debt securities;
•    any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;
•    any provision requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;
•    the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•    the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;
•    the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;
•    if payments of principal of, premium or interest on the debt securities will be made in one or more currencies other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•    the manner in which the amounts of payment of principal of, or premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable;
•    any provisions relating to any security provided for the debt securities;
•    any addition to or change in the events of default with respect to the debt securities and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount thereof due and payable upon the occurrence of an Event of Default;

•    the trustee, registrar or paying agent for the debt securities, if different than Regions Bank;
•    if applicable, that the debt securities, in whole or in specific part, shall be defeasible and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced;
•    any addition to, change in or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities; and
•    any other material terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange
A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay taxes and fees required by law or permitted by the indenture.

Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants
The indenture will contain certain covenants that require us and our subsidiaries to:
• maintain the properties used in our business in good condition, repair and working order, reasonable wear and tear excepted;
• maintain insurance customary in the industry;
• comply with laws if non-compliance would materially adversely affect our and our subsidiaries’ business, properties or financial condition, taken as a whole; and
• maintain our existence, subject to certain exceptions provided in the indenture, and any rights, licenses and franchises unless, taken as a whole, the loss thereof is not adverse in any material respect to the Holders.

We will set forth in the applicable prospectus supplement any additional restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our and our subsidiaries' properties and assets to, any person, which we refer to as a successor person, unless:
•    we are the surviving corporation or the successor person (if other than Meritage Homes Corporation) expressly assumes our obligations on the debt securities and under the indenture;
•    immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•    certain other conditions are satisfied, including any that may be set forth in the applicable prospectus supplement.

Events of Default
Unless otherwise stated in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:
•    our default in the payment of principal of or premium, if any, on any of the debt securities of such series when due and payable at maturity, upon redemption or otherwise;
•    our default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days;
•    an event of default as defined in the debt securities of that series or our failure to comply with any of our other agreements in the debt securities of such series or the indenture with respect to such series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•    certain events involving bankruptcy, insolvency or reorganization of the Company; and

•    any other event of default provided with respect to debt securities of that series which is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders) and subject to any prior notice requirements set forth in any supplemental indenture, declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series (or any amount that by the terms of such Securities is payable if maturity of such Securities is accelerated because of a default). In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if the rescission would not conflict with any judgement or decree and all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•    that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•    the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity satisfactory to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We may modify and amend the indenture or any series without notice to or the consent of the holders to:
•    create one or more additional series and establish its or their terms;
•    cure any ambiguity, defect or inconsistency;
•    evidence the assumption of a successor corporation of our obligations under the indenture;
•    comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
•    provide for uncertificated securities in addition to or in place of certificated securities;
•    add, change or eliminate any other provisions of the indenture so long as that change (i) does not apply to any then existing series of debt securities or modify the rights of the holder of any such security with respect to that provision or (ii) only becomes effective when there is no outstanding security of any series created prior to such supplemental indenture and entitled to the benefit of such provision;
•    make any change that does not adversely affect in any material respect the interests of the securityholders of any series;
•    evidence and provide for the acceptance of appointment by a successor trustee or a separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee; and
•    add guarantors.

Subject to certain exceptions, we may amend the indenture or any series with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of securities) of the holders of at least a majority in aggregate principal amount of the series of the securities then outstanding, and any existing default under, or compliance with any provision of, the indenture may be waived (other than any continuing default in the payment of the principal of or interest on the securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of securities) of the holders of a majority in principal amount of the securities of that series then outstanding; provided that without the consent of each holder affected, we may not:

(1)    change the stated maturity of any security;
(2)    reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the securities;
(3)    reduce any premium payable upon optional redemption of the securities, change the date on which any securities are subject to redemption or otherwise alter the provisions with respect to the redemption of the securities;
(4)    make any security payable in money or currency other than that stated in the securities;
(5)    modify or change any provision of the indenture or the related definitions to affect the ranking of the securities or any security guarantee in a manner that adversely affects the holders;
(6)    reduce the percentage of holders necessary to consent to an amendment or waiver to the indenture or the securities;
(7)    impair the rights of holders to receive payments of principal of or interest on the securities;
(8)    release any guarantor from any of its obligations under its security guarantee or the indenture, except as permitted by the indenture; or
(9)    make any change in these amendment and waiver provisions.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that, subject to certain limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances Legal Defeasance
Legal Defeasance. The indenture provides that, if so provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations, including obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents and the rights, duties and immunities of and obligations to the trustee). We will be so discharged upon the deposit with the trustee, in trust, of money and/or non-callable U.S. government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal, premium and interest on the debt securities of that series on the stated date of payment thereof or the applicable redemption date, as the case may be.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, if so provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•    we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•    any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
•    irrevocably depositing with the trustee, in trust, for the benefit of the holders, (i) cash in United States dollars, or (ii) non-callable U.S. Government Obligations, or a combination of cash and such non-callable U.S. Government Obligations, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants (as to defeasance under clause (ii)), to pay the principal of, premium and interest on the outstanding debt securities of that series on the stated maturity of those payments or on the applicable redemption date, as the case may be, in accordance with the terms of the indenture and those debt securities; and
•    delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Guarantees
Our payment obligations under any series of debt securities may be guaranteed by one or more of the co-registrants. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Concerning the Trustee
In the ordinary course of its business, Regions Bank, the trustee, has provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for us. The indenture contains, or will contain, limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law
The laws of the State of New York govern, or will govern, the indenture, the debt securities and the guarantees of debt securities and each holder of debt securities under the indenture submits (by their acceptance of the debt securities) to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to the indenture, the debt securities or any guarantee thereof.

DESCRIPTION OF CAPITAL STOCK

Common Stock
We are authorized to issue up to 125,000,000 shares of common stock, $0.01 par value per share, of which 37,846,856 shares were outstanding as of May 26, 2021.

Holders of shares of common stock are entitled to participate equally and ratably in dividends and in distributions available for the common stock on liquidation. We do not intend to declare cash dividends in the foreseeable future. Earnings are expected to be retained to finance the continuing development of the business. Future cash dividends, if any, will depend upon our financial condition, results of operations, capital requirements, compliance with debt covenants of existing and future indebtedness and credit facilities, as well as other factors considered relevant by our board of directors. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of common stock do not have preemptive rights and are not entitled to cumulative votes in the election of directors.

Our common stock is listed under the symbol “MTH” on the New York Stock Exchange. The transfer agent and registrar for our common stock is Computershare, Inc.

Preferred Stock
We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were outstanding as of the date of this prospectus. The board of directors has the authority to determine the terms of our preferred stock without further stockholder approval. We may issue shares of preferred stock from time to time, in one or more series, as authorized by our board of directors without stockholders approval. Prior to issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law (the “MGCL”) and our charter to fix for each series, as permitted by Maryland law, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of common stock. Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock. Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock. Under some circumstances, control of us could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets and certain amendments to our charter) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock.

Certain Provisions of Maryland Law
We are incorporated in Maryland and are subject to the provisions of the MGCL, certain of which provisions are discussed below.

Business Combinations. Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include certain mergers, consolidations, share exchanges or asset transfers, loans, transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:
•    any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or
•    an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•    80% of the votes entitled to be cast by the outstanding shares of voting stock of the corporation voting together as a single voting group; and
•    two-thirds of the votes entitled to be cast by the holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder voting together as a single voting group.

These super-majority vote requirements do not apply to certain business combinations if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares and the corporation and interested stockholder meet certain other requirements.

The MGCL provides for various exemptions from its provisions, including business combinations that are exempted by resolution of the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

The business combination statute could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

A Maryland corporation may opt out of the statute by provision in its charter or by resolution of its board of directors. No such charter provision or board resolution has been adopted.

Control Share Acquisitions. The Maryland Control Share Acquisition Act provides that “control shares” (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) of a Maryland corporation acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of outstanding control shares) have no voting rights, except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding all interested shares. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of common stock. We cannot give any assurance that such provision will not be amended or eliminated at any time in the future.

Certain Provisions of our Charter and Bylaws
Our charter and bylaws include provisions that could make a change in control more difficult. These provisions are intended to preserve the continuity and stability of our board of directors and the policies formulated by our board of directors, as well as avoid unintended ownership changes and preserve the value of our tax benefits for future utilization. The following is a summary of the provisions or our charter and bylaws that we consider material, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our charter and bylaws.

Charter. In 2009, we amended Article VIII of our charter to preserve the long-term value of our accumulated net operating losses (“NOLs,” and such mechanism to preserve our NOLs, the “NOL Protective Amendment”). The benefit of our NOLs would be significantly reduced if we were to experience an “ownership change” as defined in Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended. Under Section 382, calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly-traded company can have about the ownership of and transactions in its securities. In the event of an “ownership change,” we would only be allowed to use a limited amount of NOLs to offset our taxable income subsequent to the “ownership change.” The NOL Protective Amendment was adopted to combat that possible situation and ensure an ownership change does not occur.

Article VIII could be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a person, entity or group to accumulate 4.9% or more of our common stock and the ability of persons, entities or groups now owning 4.9% or more of common stock from acquiring additional shares of common stock, without the approval of the board of directors or a duly authorized committee thereof. Accordingly, any direct or indirect transfer attempted in violation of the restrictions in the charter would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving common stock in respect of their exercise. The board of directors has the discretion to approve a transfer of common stock that would otherwise violate the transfer restrictions if it determines that such transfer is in our best interests.

Stockholder Special Meeting Procedures. Our bylaws provide that a special meeting may be called by stockholders holding at least 50% of the votes entitled to be cast. In addition, our bylaws limit the matters that can be acted upon at a stockholders meeting to those included in the notice for such meeting or brought before the meeting by the board of directors or the chief executive officer (“CEO”).

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting. These stockholder notice procedures provide that only persons that are nominated by or under the direction of the board of directors, or by any nominating committee or person appointed by the board of directors, or by a stockholder who was a stockholder at the time of giving notice and has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as directors. These stockholder notice procedures also provide that at an annual meeting only the business as has been specified in the notice of meeting, or brought before the meeting by our board of directors or CEO, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring the business before the meeting, may be conducted. To be timely, a stockholder’s nomination or notice must be delivered to or mailed and received by our secretary at our principle executive offices not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of the notice for the preceding year’s annual meeting (or, with respect to a proposal required to be included in the our proxy statement pursuant to Rule 14a-8 of the Exchange Act, or its successor provision, the earlier date such proposal was received), provided that in the event the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.

In addition, under these stockholder notice procedures, a stockholder’s notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain specified information. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with our stockholder notice procedure, the individual will not be eligible for election as a director, or the business will not be transacted at the meeting, as the case may be.

Other provisions of the MGCL and our charter and bylaws may also have the effect of delaying or preventing a change of control, even where the stockholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by stockholders to replace our current directors and include: (i) a classified board of directors; (ii) a provision that directors may only be removed for cause; (iii) a limitation on the maximum number of directors; and (iv) the ability of the board of directors to designate and cause us to issue shares of our preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities or two or more of these types of securities. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase common stock, preferred stock or debt securities will describe the terms of those warrants, including the following:
•    the title of the warrants;
•    the offering price for the warrants, if any;
•    the aggregate number of the warrants;
•    the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;
•    if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•    if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;
•    if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•    if applicable, the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•    the dates on which the right to exercise the warrants will commence and expire;
•    if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•    whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•    information relating to book-entry procedures, if any;
•    the currency or currency units in which the offering price, if any, and the exercise price are payable;
•    if applicable, a discussion of material United States federal income tax considerations;
•    anti-dilution provisions of the warrants, if any;
•    redemption or call provisions applicable to the warrants, if any;
•    any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•    any other information we think is important about the warrants.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, rights, stock purchase contracts or stock purchase units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold:
•    through agents;
•    to or through underwriters;
•    to or through broker-dealers (acting as agent or principal);
•    in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;
•    directly to purchasers, through a specific bidding or auction process or otherwise;
•    through a combination of any such methods of sale; or
•    through other methods described in a prospectus supplement.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time the securities are offered by this prospectus, the prospectus supplement, if and to the extent required, will set forth:
•    the name of any underwriter, dealer or agent involved in the offer and sale of the securities;
•    the terms of the offering;
•    any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;
•    any over-allotment option under which any underwriters may purchase additional securities from us;
•    any initial public offering price;
•    any discounts or concessions allowed or reallowed or paid to dealers;
•    any securities exchanges on which the securities may be listed; and
•    the anticipated date of delivery of the securities.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:
•    exchange offers or other transactions on the New York Stock Exchange or any other organized market where the securities may be traded;
•    in the over-the-counter market;
•    in negotiated transactions;
•    through put or call option transactions relating to the securities;
•    under delayed delivery contracts or other contractual commitments; or
•    a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Our common stock is listed on the New York Stock Exchange. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may offer from time to time our common stock by means of a separate prospectus supplement. In addition, we may agree to loan common stock to affiliates of the underwriters, dealers or agents for such debt securities or common stock, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares or the proceeds therefrom to facilitate transactions by which investors in our debt securities may hedge their investments in such debt securities. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution to us upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of the debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our common stock, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our common stock or such debt securities will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could impact the price of our common stock and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that an investor would receive upon conversion of such debt securities and, under certain circumstances, such investor’s ability to convert such debt securities.

LEGAL MATTERS

Snell & Wilmer L.L.P., Phoenix, Arizona and Venable LLP, Baltimore, Maryland have issued opinions regarding the validity of the securities being offered by this prospectus. In rendering its opinion, Snell & Wilmer L.L.P. will rely upon the opinion of Venable LLP as to all matters governed by the laws of the states of Maryland, Lowndes, Drosdick, Doster, Kantor & Reed, P.A. as to all matters governed by the laws of the State of Florida and Polsinelli PC regarding all matters governed by the laws of the State of Texas. We have filed the opinions as exhibits to the registration statement of which this prospectus is part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The financial statements incorporated in this prospectus by reference from Meritage Homes Corporation’s Annual Report on Form 10-K and the effectiveness of Meritage Homes Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Meritage Homes Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that web site is www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You may also find the reports, proxy statements and other information we file with the SEC on our website at www.meritagehomes.com.

We and our guarantor subsidiaries have filed jointly with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, our guarantor subsidiaries and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this or another document.

This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our business, prospects and financial condition.

Filing	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2020	February 12, 2021
Selected portions of our Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders that
are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2020	April 1, 2021
Quarterly Report on Form 10-Q for the quarter ended March 31, 2021	April 30, 2021
Current Report on Form 8-K	January 26, 2021
Current Report on Form 8-K	February 22, 2021
Current Report on Form 8-K	April 1, 2021
Current Report on Form 8-K	April 15, 2021
Current Report on Form 8-K	May 27, 2021

We incorporate by reference the description of Meritage Homes Corporation’s capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date of the closing of each offering, including all such documents we may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than information furnished under Item 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified therein as not incorporated by reference). You should review these filings as they may disclose changes in our business, products or financial condition or other affairs after the date of this prospectus. The information that we file later with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of each offering will automatically supersede previous information included or incorporated by reference in the prospectus.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Meritage Homes Corporation
8800 E. Raintree Drive, Suite 300
Scottsdale, Arizona 85260 Attn: Investor Relations (480) 515-8100

The information in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies.

Prospectus

Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Rights
Stock Purchase Contracts
Stock Purchase Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses, other than underwriting discounts and other expenses associated with offerings of particular securities, in connection with the issuance and distribution of the securities being registered.

	Amount
SEC registration fee		$(1)
Legal fees		(2)
Accounting fees		(2)
Trustees’ fees		(2)
Printing fees		(2)
Miscellaneous		(2)
Total		$(1) (2)

(1)    Because an indeterminate amount of securities are covered by this Registration Statement, we are deferring payment of the registration fee pursuant to Rules 456(b) and 457(r) under the Securities Act.
(2)    Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings is indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers.
Meritage Homes Corporation
Under the provisions of the Maryland General Corporation Law (the “MGCL”), a corporation’s charter may, with certain exceptions, include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Meritage’s charter contains a provision limiting the personal liability of officers and directors to Meritage and its stockholders to the fullest extent permitted under Maryland law.

In addition, the provisions of the MGCL permit a corporation to indemnify its present and former directors and officers, among others, against liability incurred, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property, or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Meritage’s charter provides that it will indemnify and advance expenses to its directors, officers and others so designated by the board of directors to the full extent permitted under Maryland law.

Meritage Homes Corporation also maintains, for the benefit of its and its subsidiaries’ directors and officers, insurance against certain asserted or incurred liabilities, including certain liabilities under the Securities Act.

In addition to the indemnification provided for in our charter and under Maryland law, Meritage Homes Corporation has entered into indemnification agreements with its directors and certain officers. These indemnification agreements may require us, among other things, to indemnify our directors and certain officers for expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Subsidiary Guarantors
Arizona Corporate Guarantors
Arizona Revised Statutes (“ARS”) § 10-851 allows a corporation, in certain circumstances, to indemnify its directors against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors of the corporation, if such persons acted in good faith and either (1) in a manner they reasonably believed to be in the best interests of the
II

corporation (if acting in an official capacity), or (2) in a manner they reasonably believed was at least not opposed to the corporation’s best interests (in all other cases). A corporation may indemnify its directors with respect to any criminal action or proceeding if, in addition to the above conditions being met, the individual had no reasonable cause to believe his or her conduct was unlawful. Directors may not be indemnified under ARS § 10-851 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. In addition, under ARS § 10-202(B), a corporation’s articles of incorporation may indemnify a director for conduct for which broader indemnification has been made permissible or mandatory under other ARS provisions.

ARS § 10-202 provides that the articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages, and permitting or making obligatory indemnification of a director, for liability for any action taken or any failure to take any action as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the corporation or the shareholders, (3) unlawful distributions and (4) an intentional violation of criminal law.

ARS § 10-850 defines a director as including an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Director includes the estate or personal representative of a director.

ARS § 10-852 provides for mandatory indemnification in certain situations such that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

ARS § 10-856 provides that a corporation may indemnify its officers against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties because the individual is or was an officer of the corporation to the same extent as a director. If the individual is an officer but not a director (or is both but is made a party to the proceeding solely because of an act or omission as an officer), a corporation may indemnify and advance expenses to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law. An officer of a corporation who is not a director is entitled to mandatory indemnification as a prevailing party under ARS § 10-852.

ARS § 10-857 provides that a corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under Arizona law.

The articles of incorporation of Meritage Homes of Arizona, Inc., Meritage Homes Construction, Inc., Meritage Homes of Nevada, Inc., Meritage Homes of Colorado, Inc., Meritage Homes of Texas Holding, Inc., Meritage Homes of the Carolinas, Inc., Meritage Homes of Tennessee, Inc., Meritage Homes of South Carolina, Inc., Meritage Homes of Georgia, Inc., MTH Shelf Co., Inc. and MLC Holdings, Inc. dba MLC Land Holdings, Inc., each of which is an Arizona corporation, provide that the liability of a director or former director to the corporation or its shareholders shall be eliminated to the fullest extent permitted by Arizona law. In addition, the articles of incorporation of each of these corporations, other than Meritage Homes of Texas Holding, Inc., provide that the corporation shall indemnify any and all of its existing and former directors and officers to the fullest extent permitted by Arizona law.

Arizona Limited Liability Company Guarantors
ARS § 29-610 provides that, unless otherwise limited in a company’s articles of organization, an Arizona limited liability company may indemnify a member, manager, employee, officer or agent or any other person. The articles of organization for each of Meritage Homes Operating Company, LLC, Meritage Homes of Texas, LLC, Meritage Paseo Crossing, LLC, Meritage Paseo Construction, LLC, MTH-Cavalier, LLC, MTH Golf, LLC, WW Project Seller, LLC, MTH Realty LLC, MTH GA Realty LLC, MTH SC Realty LLC and Meritage Homes of Georgia Realty, LLC, each of which is an Arizona limited liability company, do not contain any such restrictions.

The operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC provides that its members and their respective affiliates will be indemnified and held harmless, to the extent of the applicable company’s assets, for, from, and against any liability, damage, cost, expense, loss, claim, or judgment incurred arising out of any claim based upon acts performed or omitted to be performed by in connection with the business of the applicable company. However, the operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC further provides that, notwithstanding the foregoing, no such person shall be indemnified or held harmless for claims based upon acts or omissions in breach of the operating agreement or that constitute fraud, gross negligence, or willful misconduct. In addition, the operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC provides that no members or their respective affiliates shall be personally liable, responsible, or accountable in damages or otherwise to the applicable company for any act or omission performed or omitted in connection with the applicable company or its business, and that any member’s liability for the debts and obligations of the applicable company shall be limited as set forth under applicable law.

III

California Corporate Guarantor
Section 317 of the California General Corporation Law (the “CGCL”) allows a corporation, in certain circumstances, to indemnify its directors and officers against certain expenses (including attorneys’ fees and certain expenses of establishing a right to indemnification), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the corporation, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, a corporation is, in certain circumstances, permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the corporation, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the corporation and its shareholders, provided that the specified court approval is obtained. Furthermore, a corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against such liability under California law.

Section 204(a)(10) of the CGCL allows a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director’s duties to the corporation and its shareholders, except for the liability of a director resulting from (1) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (2) any transaction from which a director derived an improper personal benefit, (3) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (4) acts or omissions showing a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which a director was aware, or should have been aware, in the ordinary course of performing his or her duties of the risk of serious injury to the corporation or its shareholders, (5) acts or omissions constituting an unexcused pattern of inattention to the director’s duty amounting to abdication of such director’s duties, (6) liability under California law relating to related party transactions or (7) the making of an illegal distribution or loan to shareholders.

The articles of incorporation of Meritage Homes of California, Inc., which is a California corporation, provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law and that the corporation is authorized to provide indemnification of its officers and directors through bylaw provisions, agreements with officers and directors, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL. The bylaws of Meritage Homes of California, Inc. provide that the corporation shall indemnify each of its directors and officers to the maximum extent and in the manner permitted by the CGCL.

California Limited Liability Company Guarantor
Although the Beverly-Killea Limited Liability Company Act found at California Code, Title 25 Sections 17000 through 17656, as amended from time to time, was repealed and replaced with the California Revised Uniform Limited Liability Company Act, effective January 1, 2014,
Sections 17713.04(a) and (b) of the California Revised Uniform Limited Liability Company Act provide that the Beverly-Killea Limited Liability Company Act governs operating agreements entered into by a limited liability company prior to January 1, 2014 but that the California Uniform Limited Liability Company Act shall nonetheless apply to all actions taken by the managers of a limited liability company on or after January 1, 2014.

Section 17155 of the California Beverly-Killea Limited Liability Company Act provides that, except for a breach of a manager’s fiduciary duties of loyalty and care owed to the limited liability company and to its members, the articles of organization or written operating agreement of a California limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity, while Section 17704.08 of the California Revised Uniform Limited Liability Company Act similarly permits a California limited liability company to provide for indemnification of any such person, except that such indemnification cannot extend to any breach of the duty of loyalty, an improper financial benefit, liability for excess distributions, intentional infliction of harm on the limited liability company or a member, or an intentional violation of criminal law. Section 17704.08 of the California Revised Uniform Limited Liability Company Act also requires a California limited liability company to indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member’s or manager’s activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with its fiduciary duties to the limited liability company. Section 17155 of the California Beverly-Killea Limited Liability Company Act and Section 17704.08 of the California Revised Uniform Limited Liability Company Act further provide that a California limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

The operating agreement for California Urban Homes, LLC, which is a California limited liability company, provides that neither the company’s member nor its manager shall be liable, responsible, or accountable in damages or otherwise to the company or to its member or its members’ assignees for any loss, damage, cost, liability or expense incurred by reason of or caused by any act or omission performed or omitted by such member or manager, whether alleged to be based upon or arising from errors in judgment, negligence or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (1) acts or omissions the member or manager knew at the time of the acts or omissions were clearly in conflict with the interest of the company, or (2) any transaction from which the member or manager derived an improper personal benefit,
(3)    a willful breach of the company’s operating agreement, or (4) gross negligence, recklessness, willful misconduct, or knowing violation of law. In addition, the operating agreement provides that, without limiting the foregoing, neither the manager nor the member shall in any event be liable for (a) the failure to take any action not specifically required to be taken by the member or manager under the terms of the operating agreement or (b) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the company appointed in good faith by the manager.

IV

Delaware Limited Liability Company Guarantor
M&M Fort Myers Holdings, LLC is a Delaware limited liability company and is subject to Section 18-108 of the Delaware Limited Liability Company Act, which provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of M&M Fort Myers Holdings, LLC provides that it shall indemnify, defend and hold harmless the member and manager (and their respective affiliates) (each, an “Actor”) to the extent of M&M Fort Myers Holdings, LLC’s assets for, from and against any Losses (as defined in the operating agreement) stemming from actions taken in good faith in connection with M&M Fort Myers Holdings, LLC or its business; provided that the Actor will remain liable for acts in breach of the operating agreement or that constitute bad faith, fraud, willful misconduct or gross negligence. The limited liability company agreement of M&M Fort Myers Holdings, LLC also provides that Actor shall not be liable for any actions taken in good faith in connection with M&M Fort Myers Holdings, LLC or its business; provided that the Actor will remain liable for acts in breach of the operating agreement or that constitute bad faith, fraud, willful misconduct or gross negligence.

Texas Corporate Guarantor
Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that, subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with certain requirements that: the person: (A) acted in good faith;
(B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and
(ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

Section 8.051 of the TBOC also provides that a Texas corporation shall indemnify a director against reasonable expenses actually incurred by the director in connection with a proceeding in which the director is a named defendant or respondent because he or she is or was a director if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, Section 8.052 of the TBOC requires indemnification by a Texas corporation to the fullest extent that a court so orders.

The certificate of formation for Carefree Title Agency, Inc. provides that the liability of a director or former director to the corporation and its shareholders shall be eliminated to the fullest extent permitted under the TBOC. The certificate of formation for Carefree Title Agency, Inc. also provides that the corporation shall indemnify any and all existing and former directors and officers to the fullest extent permitted under Texas law. If the TBOC is amended to authorize corporate action further eliminating or limiting the liability of directors, or if Texas law is amended to authorize the corporation to broaden its ability to indemnify its directors and officers, the liability of a director shall be eliminated or limited, and the ability of the corporation to indemnify its directors and officers shall be expanded, to the fullest extent permitted under the TBOC and Texas law, as amended, respectively.

Texas Limited Liability Company Guarantors
Section 101.402 of the TBOC provides that a Texas limited liability company may (1) indemnify a person; (2) pay in advance or reimburse expenses incurred by a person; and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. For the purposes of Section 101.402 of the TBOC, a person includes a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company. In addition, Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company. Therefore, under the TBOC, indemnification of the governing persons of a Texas limited liability company is a contractual matter to be governed by the entity’s company agreement or other constituent documents, as applicable, and subject to any common law established by the courts.

The regulations for Meritage Holdings, L.L.C. provide that each member shall be indemnified against any and all liability and reasonable expense that may be incurred by or in connection with or resulting from (1) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, (2) an appeal in such an event, or (3) any inquiry or investigation that could lead to such an event, all to the full extent permitted by applicable law. The regulations for Meritage Holdings, L.L.C. further provide that, upon a determination by the member to do so, Meritage Holdings, L.L.C. may indemnify its current and past officers and agents in their capacities as such and, if serving at the request of Meritage Holdings, L.L.C. as a director, manager, officer, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, trust, partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from the events listed in (1), (2), and (3) of this paragraph, all to the full extent permitted by applicable law.

The Amended and Restated Company Agreement of Meritage Homes of Texas Joint Venture Holding Company, LLC provides that each person who was or is a member or officer of Meritage Homes of Texas Joint Venture Holding Company, LLC, both in their capacities as such and, if serving at the request of Meritage Homes of Texas Joint Venture Holding Company, LLC as a director, manager, officer, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities shall be indemnified against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (1) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (2) an appeal in such an event, (3) any inquiry or investigation that could lead to such an event, or (4) all loss, damage, expense (including without limitation fees and expenses of attorneys and other advisors and any court costs incurred by any such person) or liability by reason of anything any such person does or refrains from doing for, or in connection with the business or affairs of, Meritage Homes of Texas Joint Venture Holding Company, LLC, all to the fullest extent permitted by applicable law.
V

Florida Corporate Guarantor
Section 607.0850 of the Florida Business Corporation Act (“FBCA”) permits, subject to certain exclusions, and in some cases requires, a corporation to indemnify its directors, officers, employees, or agents, or any person serving at its request in any such capacity, against certain expenses and liabilities incurred as a party to any proceeding brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of a corporation or is or was serving in such capacity at the request of the corporation. With respect to proceedings, other than an action by, or in the right of the corporation, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful.

With respect to any action threatened, pending or completed by or in the right of a corporation to procure a judgment in its favor against any such person, a corporation may indemnify any such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable unless, and only to the extent that, the court in which the action was brought, or any other court of competent jurisdiction, determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850 of the FBCA also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding whereby indemnification of persons acting on behalf of the corporation has been authorized by the corporation, whether brought in the right of a corporation or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. Any such indemnification not made pursuant to a determination by a court shall be made by the corporation only as authorized in the specific case upon a determination made by the applicable listed alternative parties and in the manner set forth in the FBCA that indemnification of the director, officer, employee or agent is proper because he or she has met the applicable standard of conduct.

Section 607.0850 of the FBCA also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers.

The bylaws of Meritage Homes of Florida, Inc., which is a Florida corporation, provide that the corporation is authorized to provide indemnification of its directors, officers, employees, or agents, or any person serving at its request in any such capacity to the maximum extent permitted by the FBCA.

Florida Limited Liability Company Guarantor
Section 605.0408 of the Florida Revised Limited Liability Company Act provides that a Florida limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from: (1) a distribution made by the company where after the distribution either (a) the company would not be able to pay its debts as they become due in the ordinary course of the company’s activities and affairs, or (b) the company’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy certain preferential distribution rights; (2) a breach of the rights of members to manage the company; (3) an improper delegation of rights and powers to manage and control the business and affairs of the company; (4) a breach of the rules and requirements for the selection, terms, and removal of managers in a manager-managed limited liability company; (5) a breach relating to the voting rights of members and managers; (6) a breach relating to the agency rights of members and managers in a limited liability company; or (7) a breach of the standards of conduct for members and managers, including the fiduciary duties of care and loyalty and the obligations of good faith and fair dealing.

The operating agreement of Meritage Homes of Florida Realty LLC, which is a Florida limited liability company, provides that no manager, nor any member, nor any of their respective affiliates shall be liable to the company for actions taken in good faith by such persons in connection with the company or its business; provided that such persons shall in all instances remain liable for acts in breach of the operating agreement or that constitute bad faith, fraud, willful misconduct, or gross negligence. The company, its receiver or trustee shall indemnify, defend, and hold harmless such persons, to the extent of the company’s assets (without any obligation or any member to make contributions to the company to fulfill such indemnity), for, from, and against any losses, costs, and expenses incurred by such persons arising out of any claim based upon acts performed or omitted to be performed by such persons in connection with the business of the company; provided that such persons shall not be indemnified for claims based upon acts performed or omitted in material breach of the operating agreement or that constitute bad faith, fraud, willful misconduct, or gross negligence.

Item 16.    Exhibits.

Exhibit Number	Description	Page or Method of Filing
1.1	Form of underwriting or distribution agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
2.1	Agreement and Plan of Reorganization, dated as of September 13, 1996, by and among Homeplex, the Monterey Merging Companies and the Monterey Stockholders	Incorporated by reference to Appendix A of Form S-4 Registration Statement No. 333-15937.
3.1	Restated Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3 of Form 8-K filed June 21, 2002.
VI

Exhibit Number	Description	Page or Method of Filing
3.1.1	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K filed September 15, 2004.
3.1.2	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Proxy Statement for the 2006 Annual Meeting of Stockholders.
3.1.3	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix B of the Proxy Statement for the 2008 Annual Meeting of Stockholders.
3.1.4	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Definitive Proxy Statement filed with the Securities and Exchange Commission on January 9, 2009.
3.2	Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K filed February 22, 2021.
4.1	Form of Indenture by and among the Company, the subsidiaries signatory thereto and Regions Bank	Filed herewith.
4.2	Form of debt security	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.3	Form of specimen of common stock certificate	Incorporated by reference to Exhibit 4.1 of Form 10-K for the year ended December 31, 2007.
4.4	Form of specimen preferred share certificate	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.5	Form of warrant agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.6	Form of warrant	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.7	Form deposit agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.8	Form of depository receipt	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.9	Form of rights agent agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.10	Form of rights certificate	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.11	Form of stock purchase contract	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
4.12	Form of stock purchase unit agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith.
5.2	Opinion of Venable LLP	Filed herewith.
5.3	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. regarding Meritage Homes of Florida, Inc. and Meritage Homes of Florida Realty LLC	Filed herewith.
5.4	Opinion of Polsinelli PC regarding Meritage Holdings, L.L.C., Meritage Homes of Texas Joint Venture Holding Company, LLC and Carefree Title Agency, Inc.	Filed herewith.
23.1	Consent of Deloitte & Touche LLP	Filed herewith.
23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)	Filed herewith.
23.3	Consent of Venable LLP (included in Exhibit 5.2)	Filed herewith.
23.4	Consent of Lowndes, Drosdick, Kantor & Reed, P.A. (included in Exhibit 5.3)	Filed herewith.
23.5	Consent of Polsinelli PC (included in Exhibit 5.4)	Filed herewith.
24.1	Powers of Attorney	Included in Signature Pages.
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Regions Bank	Filed herewith.

Item 17.    Undertakings.
The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
VII

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the
VIII

event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

IX

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 28, 2021.
MERITAGE HOMES CORPORATION

By:	/s/ PHILLIPPE LORD
Phillippe Lord
Chief Executive Officer

The following direct and indirect subsidiaries of the registrant will guarantee the notes and are co-registrants under this registration statement.

Name of Co-Registrant

California Urban Homes, LLC (1)
Meritage Holdings, L.L.C. (2)
Meritage Homes Construction, Inc.
Meritage Homes of Arizona, Inc.
Meritage Homes of California, Inc.
Meritage Homes of Colorado, Inc.
Meritage Homes of Florida, Inc.
Meritage Homes of Nevada, Inc.
Meritage Homes of Texas Holding, Inc.
Meritage Homes of Texas Joint Venture Holding Company, LLC (3)
Meritage Homes of Texas, LLC (2)
Meritage Homes Operating Company, LLC (4)
Meritage Paseo Construction, LLC (5)
Meritage Paseo Crossing, LLC (6)
MTH-Cavalier, LLC (5)
MTH Golf, LLC (5)
WW Project Seller, LLC (7)
Meritage Homes of the Carolinas, Inc.
Carefree Title Agency, Inc.
M&M Fort Myers Holdings, LLC (7)
Meritage Homes of Florida Realty LLC (8)
Meritage Homes of Georgia Realty, LLC (9)
Meritage Homes of Georgia, Inc.
Meritage Homes of South Carolina, Inc.
Meritage Homes of Tennessee, Inc.
MLC Holdings, Inc.
MTH GA Realty LLC (9)
MTH Realty LLC (7)
MTH SC Realty LLC (10)
MTH Financial Holdings, Inc.
Meritage Homes Insurance Agency, Inc.
Meritage Services Company, Inc.
Meritage Homes of Utah, Inc.

as CO-REGISTRANTS

By:	/s/ PHILLIPPE LORD
Phillippe Lord
Principal Executive Officer and Director of each co-registrant that is a corporation and Principal Executive Officer and Director of the corporate member or manager or sole member of each co-registrant that is a limited liability company.

(1)    Executed by Meritage Homes of California, Inc., as sole member and manager
(2)    Executed by Meritage Homes of Texas Holding, Inc., as sole member
(3)    Executed by Meritage Homes of Texas Holding, Inc., as sole member of Meritage Homes of Texas, LLC, which is the sole member of this co-registrant
(4)    Executed by Meritage Homes of Texas Holding, Inc., as sole member of Meritage Holdings, L.L.C., which is the manager of this co-registrant
(5)    Executed by Meritage Homes Construction, Inc., as sole member
(6)    Executed by Meritage Homes of Arizona, Inc., as sole member
(7)    Executed by Meritage Homes of Arizona, Inc., as the sole member of Meritage Paseo Crossing, LLC, which is the sole member of this co-registrant
(8)    Executed by Meritage Homes of Florida, Inc., as manager and sole member
(9)    Executed by Meritage Homes of Georgia, Inc., as manager and sole member

(10)    Executed by Meritage Homes of South Carolina, Inc., as manager and sole member

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Phillippe Lord, C. Timothy White and Hilla Sferruzza, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

ON BEHALF OF MERITAGE HOMES CORPORATION:

	Signature	Title	Date

By:	/s/ PHILLIPPE LORD	Chief Executive Officer	May 28, 2021
	Phillippe Lord	(Principal Executive Officer)

By:	/s/ HILLA SFERRUZZA	Executive Vice President, Chief Financial Officer and Assistant Secretary	May 28, 2021
	Hilla Sferruzza	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ STEVEN J. HILTON	Executive Chairman	May 28, 2021
Steven J. Hilton

By:	/s/ PETER L. AX	Director	May 28, 2021
Peter L. Ax

By:	/s/ RAYMOND OPPEL	Director	May 28, 2021
Raymond Oppel

By:	/s/ GERALD W. HADDOCK	Director	May 28, 2021
Gerald W. Haddock

By:	/s/ DANA BRADFORD	Director	May 28, 2021
Dana Bradford

By:	/s/ MICHAEL R. ODELL	Director	May 28, 2021
Michael R. Odell

By:	/s/ DEBORAH ANN HENRETTA	Director	May 28, 2021
Deborah Ann Henretta

By:	/s/ JOSEPH KEOUGH	Director	May 28, 2021
Joseph Keough

By:	/s/ P. KELLY MOONEY	Director	May 28, 2021
P. Kelly Mooney

ON BEHALF OF THE FOLLOWING INCORPORATED CO-REGISTRANTS:

Name of Co-Registrant

Meritage Homes Construction, Inc.
Meritage Homes of Arizona, Inc.
Meritage Homes of California, Inc.
Meritage Homes of Colorado, Inc.
Meritage Homes of Florida, Inc.
Meritage Homes of Nevada, Inc.
Meritage Homes of Texas Holding, Inc.
Meritage Homes of the Carolinas, Inc.
Carefree Title Agency, Inc.
Meritage Homes of Georgia, Inc.
Meritage Homes of South Carolina, Inc.
Meritage Homes of Tennessee, Inc.
MLC Holdings, Inc.
MTH Financial Holdings, Inc.
Meritage Homes Insurance Agency, Inc.
Meritage Services Company, Inc.
Meritage Homes of Utah, Inc.

	Signature	Title	Date

By:	/s/ PHILLIPPE LORD	Chief Executive Officer and Director	May 28, 2021
	Phillippe Lord	(Principal Executive Officer)

By:	/s/ HILLA SFERRUZZA	Executive Vice President, Chief Financial Officer and Assistant Secretary	May 28, 2021
	Hilla Sferruzza	(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ C. TIMOTHY WHITE	Director	May 28, 2021
C. Timothy White

ON BEHALF OF THE FOLLOWING INCORPORATED CO-REGISTRANT:
Name of Co-Registrant
Meritage Homes of Florida, Inc.

By:	/s/ HILLA SFERRUZZA	Director	May 28, 2021
Hilla Sferruzza

ON BEHALF OF THE FOLLOWING LIMITED LIABILITY COMPANY CO-REGISTRANTS:
Name of Co-Registrant

California Urban Homes, LLC
Meritage Holdings, LLC
Meritage Homes of Texas Joint Venture Holding Company, LLC
Meritage Homes of Texas, LLC
Meritage Homes Operating Company, LLC
Meritage Paseo Construction, LLC
Meritage Paseo Crossing, LLC
MTH-Cavalier, LLC
MTH Golf, LLC
WW Project Seller, LLC
M&M Fort Myers Holdings, LLC
Meritage Homes of Florida Realty LLC
Meritage Homes of Georgia Realty, LLC
MTH GA Realty LLC
MTH Realty LLC
MTH SC Realty LLC

Sole Member or Manager of Co-Registrant

Meritage Homes of California, Inc.
Meritage Homes of Texas Holding, Inc.
Meritage Homes of Texas, LLC
Meritage Holdings, LLC
Meritage Homes Construction, Inc.
Meritage Homes of Arizona, Inc.
Meritage Paseo Crossing, LLC
Meritage Homes of Florida, Inc.
Meritage Homes of Georgia, Inc.
Meritage Homes of South Carolina, Inc.

	Signature	Title	Date

By:	/s/ PHILLIPPE LORD	Chief Executive Officer and Director of each of:	May 28, 2021
Phillippe Lord
Meritage Homes Construction, Inc.,
Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc.,
Meritage Homes of Texas Holding, Inc.,
Meritage Homes of Florida, Inc.,
Meritage Homes of Georgia, Inc., and
Meritage Homes of South Carolina, Inc.

(Principal Executive Officer)

By:	/s/ HILLA SFERRUZZA	Executive Vice President, Chief Financial Officer and Assistant Secretary of each of:	May 28, 2021
Hilla Sferruzza
Meritage Homes Construction, Inc.,
Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc.,
Meritage Homes of Texas Holding, Inc.
Meritage Homes of Florida, Inc.,
Meritage Homes of Georgia, Inc., and
Meritage Homes of South Carolina, Inc.

(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ C. TIMOTHY WHITE	Director	May 28, 2021
C. Timothy White
Meritage Homes Construction, Inc.,
Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc.,
Meritage Homes of Texas Holding, Inc.,
Meritage Homes of Florida, Inc.,
Meritage Homes of Georgia, Inc., and
Meritage Homes of South Carolina, Inc.

By:	/s/ HILLA SFERRUZZA	Director	May 28, 2021
	Hilla Sferruzza	Meritage Homes of Florida, Inc.